UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 24, 2020

SURGALIGN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38832	83-2540607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 315, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 343-6832

RTI Surgical Holdings, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
common stock, $0.001 par value	SRGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On July 24, 2020, Surgalign Holdings, Inc. (“Surgalign” or the “Company”) redeemed (the “Redemption”) all of the outstanding shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”), all of which were held by WSHP Biologics Holdings, LLC (“WSHP”). As a result of the consummation of the Redemption, as further described in Item 5.03 of this Current Report on Form 8-K, WSHP is no longer entitled to elect any directors to the Board of Directors of the Company (the “Board”).

On July 24, 2020, Curtis M. Selquist and Christopher R. Sweeney each resigned as members of the Board, effective as of the consummation of the Redemption. Prior to his resignation, Mr. Selquist was the Chairman of the Nominating and Governance Committee of the Company and Lead Independent Director. There were no disagreements with Mr. Selquist or Mr. Sweeney and the Company that caused either of their respective resignations. In connection with their departure from the Board, vesting related to the annual grant of restricted shares (24,692 shares) to each of Messrs. Selquist and Sweeney was accelerated as of July 24, 2020.

On July 24, 2020, Mark D. Stolper assumed the roles of the Lead Independent Director and Chairman of the Nominating and Governance Committee of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 24, 2020, the Company redeemed all of the outstanding shares of the Series A Preferred Stock and filed a Certificate of Retirement of Series A Preferred Stock (“Certificate of Retirement”) with the Delaware Secretary of State to eliminate from its Amended and Restated Certificate of Incorporation all references to the Company’s Series A Preferred Stock, including, without limitation, the Amended and Restated Certificate of Designation of the Series A Convertible Preferred Stock of the Company (the “Certificate of Incorporation”).

A copy of the Certificate of Retirement, which became effective upon filing, is attached as Exhibit 3.1, and is incorporated into this Item 5.03 by reference.

Pursuant to Section 243(b) of the General Corporation Law of the State of Delaware, once the Certificate of Retirement became effective, it had the effect of amending the Certificate of Incorporation to eliminate all references to the Series A Preferred Stock.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

3.1	Certificate of Retirement of Series A Convertible Preferred Stock of Surgalign Holdings, Inc., effective as of July 24, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGALIGN HOLDINGS, INC.

Date: July 24, 2020	By:	/s/ Joshua H. DeRienzis
	Name:	Joshua H. DeRienzis
	Title:	Vice President, General Counsel and Corporate Secretary